UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2015, Spherix Incorporated (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Chardan Capital Markets, LLC (the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to select institutional investors (the “Investors”) of up to 5,719,530 shares (the “Offered Shares”) of the Company’s common stock, $0.0001 par value per share, (the “Common Stock”) and Common Stock Purchase Warrants (the “Warrants”) to purchase up to an aggregate of 7,035,024 shares of Common Stock (the “Warrant Shares”). A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash fee of 8.0% of the gross proceeds from the Offering and up to $25,000 for its expenses related to the offering. The Placement Agent has no commitment to purchase any of the shares of Common Stock or Warrants and is acting only as an agent in obtaining indications of interest from investors who will purchase the shares of Common Stock and Warrants directly from the Company. The Placement Agency Agreement requires us to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.

In addition, on July 15, 2015, the Company and the Investors introduced to the Company by the Placement Agent entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of the Offered Shares and the Warrants. The Offered Shares and Warrants will be sold in units, with each unit consisting of one Offered Share and a Warrant to purchase 1.23 Warrant Shares. The purchase price per unit is $0.256. The Warrants will provide for an exercise price of $0.43 per share and will be exercisable starting six months and one day after the date of closing of the offering and will have a term of five years thereafter. The exercise price of the Warrants will also be adjusted in the event of stock splits, reverse stock splits and the like pursuant to their terms. Except upon at least 61 days’ prior notice from the holder to the Company, the holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may not increase this limitation at any time in excess of 9.99%. The Securities Purchase Agreement provides that, subject to certain exceptions, for a period ending 60 days after the date of closing of the Securities Purchase Agreement, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents.

The Securities Purchase Agreement further provides that, subject to certain exceptions, until the Warrants are no longer outstanding, the Company will not effect or enter into a variable rate transaction. The Securities Purchase Agreement also provides the Investors an 18 month right of participation for an amount up to 100% of such subsequent financing common stock (or debt securities or a combination thereof), on the same terms and conditions of such transaction. The use of proceeds from the offering shall be for working capital and general corporate purposes, and shall not be used for the satisfaction of the Company’s debt (other than ordinary course payables), for the redemption of common stock or common stock equivalents, the settlement of outstanding litigation or violation of OFAC or FCPA regulations. A copy of the form of Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the form of Warrant to be issued by the Company is attached hereto as Exhibit 10.2.

The net proceeds to the Company from the Offering, after deducting Placement Agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $1.3 million. The Offering is expected to close on or before July 21, 2015.

The Offered Shares, the Warrants and the Warrant Shares are registered under the Act on the Company’s Registration Statement on Form S-3 (Registration No. 333-198498) previously filed with the Securities and Exchange Commission and declared effective on November 18, 2014. The Common Stock and Warrants in this Offering are being offered and sold pursuant to a base prospectus and a prospectus supplement filed as part of the Registration Statement.

The foregoing summaries of the terms of the Placement Agency Agreement, the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 10.1, and 10.2, respectively, and incorporated herein by reference. The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Each of the Placement Agency Agreement and the Securities Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01(d). Financial Statements and Exhibits.

(d) Exhibits.

1.1       Placement Agency Agreement, dated July 15, 2015 between Spherix Incorporated and Chardan Capital Markets, LLC.

5.1       Opinion of Nixon Peabody LLP.

10.1     Form of Securities Purchase Agreement, dated July 15, 2015, by and between Spherix Incorporated and each of the Purchasers (as defined therein).

10.2     Form of Common Stock Purchase Warrant.

23.1     Consent of Nixon Peabody LLP (included in Exhibit 5.1).

99.1     Press Release issued by Spherix Incorporated on July 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 17, 2015

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer